                                                                 Exhibit 25

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                     305(b)(2) __________________________

                        BANK OF MONTREAL TRUST COMPANY
             (Exact name of trustee as specified in its charter)

          New York                                                13-4941093
  (State of incorporation                                      (I.R.S. employer
if not a U.S. national bank)                                 identification no.)

      77 Water Street
    New York, New York                                              10005
   (Address of trustee's                                          (Zip Code)
principal executive offices)


                         ---------------------------

                     ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of obligor as specified in its charter)
                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)
                                  23-2417713
                     (I.R.S. employer identification no.)
                      5 West Third Street - P.O. Box 472
                       Coudersport, Pennsylvania 16915
             (Address of principal executive offices) (Zip Code)

                          ---------------------------

            9-1/2% Senior Pay-In-Kind Notes due February 15, 2004
                       (Title of indenture securities)

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

Item 1.                General Information.
                       ---------------------

             Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                       Federal Reserve Bank of New York
                       33 Liberty Street, New York, N.Y. 10045

                       State of New York Banking Department
                       2 Rector Street, New York N.Y. 10006

       (b)   Whether it is authorized to exercise corporate trust powers.

                       The Trustee is authorized to exercise corporate trust powers.

Item 2.                Affiliations with the Obligor.
                       -----------------------------

             If the obligor is an affiliate of the trustee, describe each such affiliation.

Item 4.                Trusteeships under Other Indentures.
                       ------------------------------------

             If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

       (a)   Title of the securities outstanding under each such indenture

             Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of May 7, 1992, $400,000,000 principal amount Adelphia Communications Corporation 12-1/2% Senior Notes due May 15, 2002.

             Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 2, 1992. $125,000,000 principal amount Adelphia Communications Corporation 11-7/8% Senior Debentures due September 15, 2004.

             Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 28, 1993, $110,000,000 principal amount Adelphia Communications Corporation 10-1/4% Senior Notes due July 15, 2000.

             Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of March 11, 1993, $130,000,000 principal amount Adelphia Communications Corporation 9-7/8%
             Senior Debentures due March 1, 2005.

             Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 22, 1994, $150,000,000 principal amount Adelphia Communications Corporation 9-1/2% Senior Pay-In-Kind Notes due February 15, 2004.

       (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

             The indenture to be qualified and the indenture(s) referred to in paragraph A above are wholly unsecured and rank pari passu.

Item 16.               List of Exhibits.
                       -----------------

        A. Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers; incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement. Registration No. 33-46118

        B. Copy of the existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-46118

        C. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118

        D.   A copy of the latest report of condition of Bank of Montreal
             Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D"


                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of February, 1994

                       BANK OF MONTREAL, TRUST COMPANY


                               /s/ Amy S. Roberts
                           By ____________________
                                Amy S. Roberts
                           Assistant Vice President

                                                                EXHIBIT "D"
                            STATEMENT OF CONDITION

                        BANK OF MONTREAL TRUST COMPANY
                                   NEW YORK

                          --------------------------

ASSETS
Due From Banks                                                 $ 2,181,295
                                                               -----------
Investment Securities:
      State and Municipal                                       14,960,260
                                                               -----------
      Other                                                            100
                Total Securities                                14,960,360
                                                               -----------

Loans and Advances
      Federal Funds Sold                                        10,964,974
      Overdrafts                                                     8,772
                                                               -----------
                Total Loans and Advances                        10,973,736
                                                               -----------

Investment in Harris Trust, NY                                   5,364,778
Premises and Equipment                                           1,604,096
Other Assets                                                     4,303,769
                                                               -----------
                TOTAL ASSETS                                   $37,206,732
                                                               -----------

LIABILITIES
Trust Deposits                                                 $18,702,167
Other Deposits                                                     826,919
                                                               -----------

                TOTAL LIABILITIES                               19,529,086
                                                               -----------

CAPITAL ACCOUNTS
Capital Stock, Authorized, Issued and
        Fully Paid - 10,000 Shares of $100 Each                  1,000,000
Surplus                                                          4,222,188
Retained Earnings                                               12,455,458
                                                               -----------

                TOTAL CAPITAL ACCOUNTS                          17,677,646
                                                               -----------
                TOTAL LIABILITIES
                AND CAPITAL ACCOUNTS                           $37,206,732
                                                               -----------




                I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                              Mark F. McLaughlin
                              December 31, 1993

                We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                John M. Denson
                               Kevin O. Healey
                             Steven R. Rothbloom